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                                                                    Exhibit 23.1


                           CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
BiznessOnline.com, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-89167) on Form S-8 of BiznessOnline.com, Inc. of our report dated January 31, 2000, with respect to the combined balance sheets of Telecon Communications Corp. and Telesupport, Inc. as of December 31, 1999 and 1998, and the related combined statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1999, which report appears in the Form 8-K/A of BiznessOnline.com, Inc. dated June 14, 2000.


                                                    /s/ KPMG LLP


Providence, RI
June 13, 2000